EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of BJ’s Wholesale Club, Inc. for its 1997 Stock Incentive Plan, as amended, of our report dated March 5, 2004 relating to the financial statements, which appears in BJ’s Wholesale Club, Inc.’s Annual Report on Form 10-K for the year ended January 31, 2004.

PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts

August 19, 2004